PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated August 15, 2007)	REGISTRATION NO. 333-96061

1,000,000,000 Depositary Receipts
Internet Architecture HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Internet Architecture HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
3Com Corporation	COMS	3	NASDAQ
Adaptec, Inc.	ADPT	1	NASDAQ
Apple Inc.	AAPL	4	NASDAQ
Ciena Corporation	CIEN	0.2857	NASDAQ
Cisco Systems, Inc.	CSCO	26	NASDAQ
Dell Inc.	DELL	19	NASDAQ
EMC Corporation	EMC	16	NYSE
Extreme Networks, Inc.	EXTR	2	NASDAQ
Foundry Networks, Inc.	FDRY	1	NASDAQ
Hewlett-Packard Company	HPQ	22.2225	NYSE
International Business Machines Corporation	IBM	13	NYSE
Juniper Networks, Inc.	JNPR	2	NASDAQ
Brocade Communications Systems, Inc.	BRCD	0.4417	NASDAQ
NetApp Inc.(1)	NTAP	2	NASDAQ
Napster, Inc.	NAPS	0.1646	NASDAQ
Sun Microsystems, Inc.	JAVA	6.25	NASDAQ
Sycamore Networks, Inc.	SCMR	2	NASDAQ
Symantec Corp.	SYMC	1.0039	NASDAQ
Unisys Corporation	UIS	2	NYSE

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is June 30, 2008.